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                                                               EXHIBIT 23.1

                          ARTHUR ANDERSEN LLP


               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Manatron, Inc.:


We consent to the incorporation by reference in this Registration Statement of Manatron, Inc. on Form S-8 of our report dated July 24, 1998, relating to the consolidated financial statements of Manatron, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1998.

/s/ Arthur Andersen LLP

Grand Rapids, Michigan
December 22, 1998